UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 3, 2009

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ancillary Incentive Plan

On March 3, 2009, the Compensation Committee of the Board of Directors established an ancillary incentive plan for PTC’s executive officers in recognition of the fact that market conditions had deteriorated significantly since the annual incentive plan was established in November 2008 and based on the committee’s belief that executives were unlikely to achieve any of the performance criteria established at that time. Accordingly, in order to provide an incentive for those officers to achieve desired company performance for the year, the committee established an ancillary incentive plan under which executives will have an opportunity to earn a portion of their fiscal 2009 target annual incentive. These amounts will be earned only if PTC achieves an established target of non-GAAP operating margin dollars for the second half of fiscal 2009. Amounts will be earned under the plan only if no amounts are earned under the annual incentive plan established in November 2008. The plan will be funded with restricted stock units that, if earned, will vest on the later of November 15, 2009 and the date the Compensation Committee determines that the performance target has been met. The number of restricted stock units that would be earned by each of the executive officers under the plan if the target is met is set forth below.

Name	RSUs
C. Richard Harrison	154,172
James E. Heppelmann	72,225
Barry F. Cohen	34,922
Paul J. Cunningham	34,922
Cornelius F. Moses	41,235
Anthony DiBona	25,065
Aaron C. von Staats	16,360

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 9, 2009	By:	/s/Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary

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